UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): JANUARY 4, 2001



                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-18051                  13-3487402
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
of incorporation)                                          Identification No.)

203 EAST MAIN STREET, SPARTANBURG, SC                          29319-9966
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:          (864) 597-8000


Former name or former address, if changed since last report:

ITEM 5.  OTHER EVENTS.

Advantica Restaurant Group, Inc. today reported that on January 8, 2001 it paid $70,000,000 to the lenders under the FRD Acquisition Co. credit facility in full and complete satisfaction of Advantica's guarantee of such facility. The $70 million represents the total obligations outstanding under the FRD credit facility. As a result of its satisfaction of obligations under its guarantee, Advantica has been subrogated to the rights and collateral of the lenders under the FRD facility. In addition, immediately upon satisfaction of the guarantee, Advantica designated FRD Acquisition Co. an "unrestricted subsidiary" pursuant to the indenture for the Advantica Senior Notes. Also, FRD's compliance with certain financial covenants for the quarter ending September 27, 2000 (which were previously waived until January 8, 2001) were waived.

Additionally, on January 4, 2001, the Registrant announced, as described in the press release attached to this current report as Exhibit 99.1, that its board of directors has named Nelson J. Marchioli as president and chief executive officer of Advantica and its core brand, Denny's, effective February 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

     Listed below are all Exhibits filed as a part of this current report.

Exhibit Number                              Description
--------------                              -----------

     99.1         Press Release of Advantica Restaurant Group, Inc.
                  dated January 4, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Advantica Restaurant Group, Inc.

                                    By:  /s/ Rhonda J. Parish
                                        --------------------------------------
                                        Name:   Rhonda J. Parish
                                        Title:  Executive Vice President,
                                                General Counsel and Secretary

Date:   January 9, 2001